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                                                                     EXHIBIT 5.1

                                  July 1, 2002

Pegasus Solutions, Inc.
8350 North Central Expressway
Campbell Center One, Suite 1900
Dallas, TX 75206


         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as special counsel to Pegasus Solutions, Inc., a Delaware corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement covers 1,149,214 shares of common stock, $0.01 par value per share (the "Common Stock"), of the Company to be issued pursuant to the Pegasus Solutions, Inc. 2002 Stock Incentive Plan (the "Plan").

         Based upon our examination of such papers and documents and the investigation of such matters of law as we have deemed relevant or necessary in rendering this opinion, we hereby advise you that we are of the opinion that:

         1. The Company is a corporation duly incorporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

         2. Assuming, with respect to shares of Common Stock issued after the date hereof, (i) the receipt of proper consideration for the issuance thereof in excess of par value thereof, (ii) the availability of a sufficient number of shares of Common Stock authorized by the Company's Certificate of Incorporation then in effect, (iii) compliance with the terms of any agreement entered into in connection with any options under the Plan, and (iv) no change occurs in the applicable law or the pertinent facts, the shares of Common Stock purchasable upon the exercise of any option granted under the Plan will upon issuance be duly authorized and validly issued, fully paid and non-assessable shares of Common Stock.

         We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement filed by the Company with the Commission for the registration under the Securities Act, of 1,149,214 shares of Common Stock of the Company covered by the Plan. By so consenting, we do not thereby admit that our firm's consent is required by Section 7 of the Securities Act.




                                             Very truly yours,

                                             LOCKE LIDDELL & SAPP LLP



                                             By:      /s/ Whit Roberts
                                                -------------------------------
                                                     Whit Roberts, Partner